UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact name of registrant as specified in its charter)

Utah	000-50009	87-0285238
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

1201 Dove Street, Suite 300, Newport Beach, California
(Address of principal executive offices)

92660
(Zip code)

(949) 721-8272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 27, 2019, Pacific Health Care Organization, Inc. (the “Company”) filed Articles of Amendment to its Articles of Incorporation (the “Amendment”) with the Division of Corporations and Commercial Code of the State of Utah.  The Amendment will become effective on January 6, 2020. A copy of the Amendment is attached hereto as Exhibit 3.01.

On December 12, 2019, the Company commenced a mailing to its shareholders of a Definitive Information Statement on Schedule 14C (the “Information Statement”) which was filed by Company with the Securities and Exchange Commission (the “Commission”) on December 9, 2019.  The Information Statement notified shareholders that on November 18, 2019, the board of directors of the Company approved the Amendment to increase the authorized common stock of the Company from 200,000,000 shares to 800,000,000 shares and to forward split the issued and outstanding common stock of the Company at a ratio of four-shares-for-one-share (4:1), with any fractional shares being rounded to the next whole share (the “forward split”).  The Company’s Articles of Incorporation provide that in the event of any subdivision of the Company’s common stock, such as a forward split, the number of shares of Series A preferred stock outstanding will be forward split on the same terms and conditions as the common stock.  The number of shares of authorized preferred stock will not increase as a result of the Amendment.  The number of shares designated as Series A preferred stock will increase at the same four-shares-for-one-share (4:1) as the common stock as a result of the Amendment, increasing the number of authorized shares of Series A preferred stock from 10,000 to 40,000.  The Information Statement further notified shareholders that on November 22, 2019, Tom Kubota, the holder of approximately 61% of the Company’s issued and outstanding common stock, and 100% of its issued and outstanding Series A preferred stock, which votes together with its common stock as a single class on all matters submitted to a vote of the holders of its common stock, delivered a written consent approving the Amendment.

Upon effectiveness of the forward split on January 6, 2020, as discussed in Item 8.01 of this report, each outstanding share of Company common stock and Series A preferred stock will automatically be converted at the applicable forward split ratio of four-shares-for-one-share (4:1) without any exchange of stock certificates.  Shareholders are not requested to send in their stock certificates for exchange and the Company will not send additional stock certificates representing the additional shares.  As a result of the forward split, the number of issued and outstanding shares of common stock will be adjusted from 3,200,000 shares to approximately 12,800,000 shares and the number of issued and outstanding shares of Series A preferred stock will be adjusted from 4,000 shares to 16,000 shares.

As a result of the Amendment, the number of common shares authorized for issuance under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) will increase proportionally from 2,000,000 shares to 8,000,000, in accordance with the terms and conditions of the 2018 Plan.  Currently there are no options, convertible securities or other awards outstanding under the 2018 Plan.

Item 8.01        Other Information

On January 2, 2020, the Company received notice from the Financial Industry Regulatory Authority (“FINRA”) confirming the Daily List Announcement Date of the forward split will be January 3, 2020, and the Market Effective Date of the forward split will be January 6, 2020.  The Company’s common stock will begin trading on a post forward split basis on the OTCQB at the open of the market on the Market Effective Date.  On the Market Effective Date the trading symbol for the Company’s common stock will change to “PFHOD” for a period of 20 business days, after which the “D” will be removed from the Company’s trading symbol.  The Company’s common stock will be assigned a new CUSIP, which will be 69439P407.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, made in this Current Report on Form 8-K are forward looking and subject to change. Examples of forward-looking statements include, but are not limited to, statements related to the Daily List Announcement Date, the Market Effective Date, the date on which the Company’s common stock will begin trading on a post forward split basis, the placement and removal of a “D” from the Company’s stock trading symbol, assignment of a new CUSIP number to the Company’s common stock, and the anticipated impact of the forward split on the authorized and outstanding shares of the Company’s common stock and Series A preferred stock. These forward-looking statements reflect management’s current expectations, but are not within the control of the Company. Actual results could differ materially from expected results expressed in forward-looking statements. We will not necessarily update information if any forward-looking statement later turns out to be inaccurate.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description

3.01	Articles of Amendment to Articles of Incorporation of Pacific Health Care Organization, Inc. dated December 27, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: January 2, 2020	By:	/s/ Tom Kubota
Tom Kubota
Chief Executive Officer